UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2008
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.

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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

5307 NW 35th TERRACE
FORT LAUDERDALE, FL 33309
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 8.01 Other Events

On December 29, 2008, Imaging Diagnostic Systems, Inc. (the “Company”) held its annual meeting of stockholders at the Sheraton Suites Cypress Creek, 555 NW 62nd Street, Fort Lauderdale, Florida for the following purposes:

1.	To elect two directors until the next annual meeting;
2.	To approve a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock, no par value, from 450,000,000 to 950,000,000;
3.     To consider and act upon a proposal to adopt the Company's 2007 Non-Statutory Stock Option Plan;
4.	To ratify the appointment by the Board of Directors of Sherb & Co., LLP as independent auditors of the Company for the fiscal year ending June 30, 2009;

As to proposal no. 1, the stockholders elected two incumbent directors with the following votes:

Linda B. Grable	FOR 297,598,494	WITHHELD 19,404,926
Allan L. Schwartz	FOR 299,345,051	WITHHELD 17,658,369

As to proposal no. 2, the stockholders voted in favor of the proposal.  The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote was required to approve the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares from 450,000,000 to 950,000,000.  The vote was as follows:

FOR 248,069,095	AGAINST 65,441,285	ABSTAIN 3,493,040

As to proposal no. 3, the stockholders voted to adopt the Company's 2007 Non-Statutory Stock Option Plan.  The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote was required to approve the proposal.  The vote was as follows:

FOR 43,439,030	AGAINST 12,139,683	ABSTAIN 1,588,350

As to proposal no. 4, the stockholders voted to ratify the Board of Directors’ appointment of Sherb & Co., LLP as independent auditors of the Company for the fiscal year ending June 30, 2007.  The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote was required to ratify the proposal.

FOR 304,754,785	AGAINST 8,503,228	ABSTAIN 3,745,406

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated:  December 29, 2008

/s/ Allan L. Schwartz

By: Allan L. Schwartz
Executive Vice President and
Chief Financial Officer